Exhibit 10.4

AMENDMENT

This amendment (the “Amendment”) to that Agreement dated as of December 4, 2014 (the “Agreement”), by and between Hangzhou Ceetop Network Technology Co. Ltd. (“Party A”), subsidiary of Ceetop Inc., and Jia, Shengming (“Party B”).

RECITALS

WHEREAS, Party A and Party B are parties to the Agreement.

WHEREAS, the Parties desire to amend the Agreement to revise the compensation due Party B

NOW THEREFORE, in consideration of the promises set forth below, the value and sufficiency of which are hereby acknowledged by the Parties, the Parties agree as follows:

1.          Amendment to Article 30. of the Agreement. Article 30. of the Agreement is hereby deleted and replaced with the following:

“Article 30. By consensus, the parties agreed to add the following provision, namely:

In addition to the monthly cash salary, Party B shall be issued the following shares of common stock of the parent company (Ceetop Inc.) with standard restrictive legend as follows: 250,000 shares of common stock upon execution of this agreement, 180,000 shares of common stock on November 30, 2014 and 180,000 shares of common stock on October 15, 2015, provided this agreement remains in effect. Party B represents that he is not a “U.S. Person” as defined in Regulation S, was not offered the shares of common stock in the United States, and is receiving the shares of common stock for his own account and not on behalf of any U.S. Person (as defined in Regulation S) and a sale of the shares of common stock has not been prearranged with a purchaser in the United States. Party B acknowledges that it is able to protect its interests in connection with the acquisition of the shares of common stock and can bear the economic risk of investment in such securities without producing a material adverse change in Party B’s financial condition. Party B otherwise has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the shares of common stock.”

2.	Representations of Party B.

2.1 Party B has all requisite legal capacity to execute, deliver and perform this Agreement and the transactions hereby contemplated.

2.2 Each of the representations and warranties made by Party B in the Agreement remain true and correct as if they were made as of the date hereof.

                3.          Construction. The Parties have participated jointly in the negotiation drafting of this Amendment. Any event in ambiguity or question of intent or interpretation arises, this Amendment shall be constructed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Amendment. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to referred to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word “including” shall mean “including without limitation.”

                4.          Miscellaneous. Except as set forth herein, the Agreement shall remain in full force and effect and shall be otherwise unaffected by this Amendment. This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Agreement to be duly executed and attested, as of October 27, 2015.

Party A:		Party B:

Hangzhou Ceetop Network Technology Co. Ltd. subsidiary of Ceetop Inc.

By:	/s/ Weilinag Liu	/s/ Jia Shengming
Name:	Weilinag Liu	Jia Shengming
Title:	CEO